UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2022

DENBURY INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12935	20-0467835
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5851 Legacy Circle
Plano,	Texas	75024	(972)	673-2000
(Address of principal executive offices)		(Zip code)	(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.001 per share	DEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)Officer Appointment

Effective June 1, 2022, the Board of Directors of Denbury Inc. (the “Company”) appointed David Sheppard as Executive Vice President and Chief Operating Officer of the Company.

Mr. Sheppard, 50, joined the Company in November 2015 and, prior to his promotion, served as the Company’s Senior Vice President – Operations. Mr. Sheppard was previously employed at Noble Energy where he held a variety of leadership roles, last serving as the Director of Global Drilling. Mr. Sheppard earned his Bachelor of Science degree in Petroleum Engineering from Texas A&M University.

In connection with Mr. Sheppard’s promotion to Executive Vice President and Chief Operating Officer, his base salary rate is being increased by approximately 14% and he was granted equity awards, 60% consisting of 2,509 performance-based TSR awards which cliff vest after a period of approximately three years and 40% consisting of 1,672 shares of time-vested restricted common stock which vest on a generally ratable basis over this same period. Other than the grant date, the terms of the equity awards granted to Mr. Sheppard are the same as those of the equity awards granted to our executive officers in March 2022.

(e)Employee Stock Purchase Plan

At the annual meeting of stockholders on June 1, 2022 (the “Annual Meeting”), the stockholders of the Company voted to approve the Denbury Inc. Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”). The purpose of the Employee Stock Purchase Plan is to reserve 2,000,000 shares to assist employees of the Company and its participating subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an “employee stock purchase plan” under Internal Revenue Code Section 423. The principal terms of the Employee Stock Purchase Plan are described in the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission (the “SEC”) on April 18, 2022 (the “Proxy Statement”), which description is incorporated herein by reference and is qualified in its entirety by the full text of the Employee Stock Purchase Plan, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07 – Submission of Matters to a Vote of Security Holders

At the Annual Meeting, the stockholders of the Company considered and voted upon the four proposals listed below (the “Proposals”), each of which is more fully described in the Company’s Proxy Statement. Holders of 45,928,310 shares of common stock of the Company, representing approximately 91% of the Company’s issued and outstanding shares of common stock as of the April 4, 2022 record date, were present virtually or by proxy at the Annual Meeting, constituting a quorum, and the final voting results with respect to each of the Proposals are set forth below.

Proposal 1: Election of directors. The Company’s stockholders elected eight directors, each to hold office until the next annual meeting and until his or her successor is elected and qualified, or until his or her earlier resignation or removal. The results of the voting were as follows:

Name of Nominee	For	Against	Abstain	Broker Non-Votes
Kevin O. Meyers	44,034,544	623,330	5,523	1,264,913
Anthony M. Abate	44,630,010	27,854	5,533	1,264,913
Caroline G. Angoorly	44,150,643	507,243	5,511	1,264,913
James N. Chapman	44,373,636	284,228	5,533	1,264,913
Christian S. Kendall	44,630,106	27,760	5,531	1,264,913
Lynn A. Peterson	37,724,852	6,933,034	5,511	1,264,913
Brett R. Wiggs	44,386,386	271,498	5,513	1,264,913
Cindy A. Yeilding	44,387,773	270,113	5,511	1,264,913

The votes “For” each director as set forth above represent the vote of the majority of votes cast with respect to such director nominee at the Annual Meeting.

Proposal 2: Advisory vote to approve the Company’s 2021 named executive officer compensation. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Votes
44,196,230	158,225	308,942	1,264,913

Proposal 3: Approval of the Company’s Employee Stock Purchase Plan. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Votes
44,649,572	12,173	1,652	1,264,913

Proposal 4: Ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2022. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Votes
45,783,583	140,391	4,336	—

Item 9.01 – Financial Statements and Exhibits

(d)Exhibits.

The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description
10.1*	Denbury Inc. Employee Stock Purchase Plan.
104	The cover page has been formatted in Inline XBRL.

*    Included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denbury Inc. (Registrant)
Date: June 6, 2022	By:	/s/ James S. Matthews
James S. Matthews
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

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